                                                                     Exhibit 14



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 9 to the Registration Statement (Form N-6 No. 333-141769) pertaining to LLANY Separate Account S for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated (a) March 30, 2012, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 24, 2012, with respect to the financial statements of LLANY Separate Account S for Flexible Premium Variable Life Insurance.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 2012